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                                                                       EXHIBIT 1

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                            JACKSON PRODUCTS, INC.

                                   AS ISSUER

                           JACKSON ACQUISITION, INC.
                         CRYSTALOID TECHNOLOGIES, INC.
                              OSD ENVIZION, INC.
                               FLEX-O-LITE, INC.

                                 AS GUARANTORS



                   ________________________________________


                                 $115,000,000
                    9.5% SENIOR SUBORDINATED NOTES DUE 2005

                   ________________________________________



                              ___________________

                              PURCHASE AGREEMENT

                          Dated as of April 16, 1998

                              ___________________



JEFFERIES & COMPANY, INC.                                   GOLDMAN, SACHS & CO.

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                                                                  April 16, 1998



JEFFERIES & COMPANY, INC.
GOLDMAN, SACHS & CO.
  c/o Jefferies & Company, Inc.
  11100 Santa Monica Boulevard
  Los Angeles, California 90025

Ladies and Gentlemen:

     Jackson Products, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell (the "OFFERING") an aggregate of $115,000,000 in principal amount of 9.5% Senior Subordinated Notes due 2005 (the "SERIES A NOTES") of the Company to Jefferies & Company, Inc. ("JEFFERIES") and Goldman, Sachs & Co. ("GOLDMAN" and, together with Jefferies, the "INITIAL PURCHASERS"). The payment of principal, premium, interest and liquidated damages on the Notes (as defined) will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by Jackson Acquisition, Inc., a Delaware corporation, Crystaloid Technologies, Inc., a Delaware corporation, OSD Envizion, Inc., a Delaware corporation, and Flex-O-Lite, Inc., a Delaware corporation, as guarantors (collectively, the "GUARANTORS" and, together with the Company, the "ISSUERS"), pursuant to their respective guarantees (the "GUARANTEES"). The Series A Notes and the Series B Notes (as defined) will be issued pursuant to an indenture (the "INDENTURE") among the Issuers and State Street Bank and Trust Company, as trustee (the "TRUSTEE").

     Concurrently with the Offering, the Company will (i) enter into a credit agreement, dated as of the Closing Date (as defined), among the Company, certain of its subsidiaries, the lenders party thereto and BankBoston, N.A., as agent (the "CREDIT AGREEMENT"), (ii) acquire all of the outstanding capital stock of American Allsafe Company and Silencio/Safety Direct, Inc. (the "ALLSAFE ACQUISITION"), pursuant to that certain stock purchase agreement, dated as of March 30, 1998 (the "ALLSAFE AGREEMENT"), (iii) acquire all of the outstanding capital stock of Crystaloid Electronics Company (the "CRYSTALOID ACQUISITION" and, together with the Allsafe Acquisition, the "ACQUISITIONS"), pursuant to that certain stock purchase agreement, dated as of March 31, 1998 (the "CRYSTALOID AGREEMENT"), and (iv) repurchase all of the Company's 12-1/4% Senior Subordinated Notes due 2004 and 13-1/4% Exchangeable Preferred Stock and certain of the Company's common stock (the "REPURCHASE"), pursuant to that certain Consent and Repurchase Agreement, dated on or prior to the Closing Date, among the Company and the parties thereto, and that certain Stock Repurchase Agreement, dated on or prior to the Closing Date, among the Company and the parties thereto (collectively, the "REPURCHASE AGREEMENTS"). The Credit Agreement, the Allsafe Agreement, the Crystaloid Agreement and the Repurchase Agreements are hereinafter referred to collectively as the "TRANSACTION DOCUMENTS." This Agreement, the Indenture, the Registration Rights Agreement (as defined), the Series A Notes and the Transaction Documents are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." The consummation of the Offering, the execution of the Credit Agreement, the consummation of the Acquisitions and the Repurchase and the application of the net proceeds therefrom are collectively referred to herein as the "TRANSACTIONS."

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     1.   ISSUANCE OF SECURITIES. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering circular, dated April 3, 1998 (the "PRELIMINARY OFFERING CIRCULAR"), and a final offering circular, dated April 16, 1998 (the "OFFERING CIRCULAR" and, together with the Preliminary Offering Circular, the "OFFERING DOCUMENTS"), relating to the Issuers and the Series A Notes.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

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     2.   AGREEMENTS TO SELL AND PURCHASE.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (i) the Company agrees to issue and sell the Series A Notes to the Initial Purchasers, and (ii) each Initial Purchaser agrees, severally and not jointly, to purchase Series A Notes from the Company in the principal amount set forth opposite the name of such Initial Purchaser in Schedule I at a price of 96.390% of the principal amount of the Series A Notes (the "PURCHASE PRICE").

     3. TERM OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons (each, a "144A PURCHASER") whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) and (7) under the Act, that make certain representations and agreements to the Company (each, an "ACCREDITED INVESTOR") and (iii) to non-U.S. persons ("NON-U.S. PERSONS") outside the United States in reliance upon Regulation S ("REGULATION S") under the Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 99.371% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to (A) the Company's 9.5% Senior Subordinated Notes due 2005 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES") to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective.

     4. DELIVERY AND PAYMENT. Delivery to the Initial Purchasers by the Company of, and payment by the Initial Purchasers for, the Series A Notes shall be made at 9:00 A.M., New York City time, on April 22, 1998 (or such other date as the Issuers and the Initial Purchasers may agree) (the "CLOSING DATE") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019.

     Series A Notes sold by the Initial Purchasers to QIBs and pursuant to Regulation S will be represented by one or more Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold to such QIBs and pursuant to Regulation S (collectively, the "GLOBAL NOTE"). Series A Notes sold by the Initial Purchasers to Accredited Investors will be represented by one or more Series A Notes in definitive form, registered in the name of such Accredited Investors, having an aggregate principal amount corresponding to the aggregate principal amount

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of the Series A Notes sold to such Accredited Investors (collectively, the
"ACCREDITED INVESTORS NOTE"). The Global Note and the Accredited Investor Note shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case, with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the purchase price thereof by wire transfer in immediately available funds to the order of the Company. The Global Note and the Accredited Investors Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5.   AGREEMENTS OF THE ISSUERS.

     The Issuers agree with the Initial Purchasers:

     (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, (i) of receipt of any notification with respect to the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f), or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Documents (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Offering Documents (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Series A Notes under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any of the Series A Notes under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to the Initial Purchasers, without charge, as many copies of the Offering Documents, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Each of the Issuers consents to the use of the Offering Documents, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

     (c) Not to amend or supplement the Offering Circular, whether before or after the Closing Date, unless (i) the Initial Purchasers have been previously advised thereof and (ii) the Initial Purchasers have not reasonably objected thereto (unless, in the opinion of counsel to the Issuers, such amendment or supplement is necessary, in the judgment of counsel to the Issuers, to make the statements made in the Offering Circular not misleading); and to prepare, promptly upon the Initial Purchasers' request, any amendment or supplement to the Offering Circular that the Initial Purchasers deem necessary or advisable in connection with Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to the Issuers, render the statements made in the Offering Circular, as proposed to be amended or supplemented, misleading).

     (d) If, after the date hereof, in the opinion of counsel for the Initial Purchasers, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Circular to comply with any law or to make the statements therein, in the light of the circumstances at the time that the Offering Circular is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, to promptly

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(i) prepare an appropriate amendment or supplement to the Offering Circular so that the statements in the Offering Circular, as so amended or supplemented, will comply with all applicable laws and will not, in the light of the circumstances at the time it is so delivered, be misleading, and (ii) furnish each Initial Purchaser with such number of copies of the Offering Circular, as amended or supplemented, as such Initial Purchaser may reasonably request.

     (e) Prior to the earlier of consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver an offering circular in connection with sales of, or market-making activities with respect to, the Notes, (i) to periodically amend or supplement the Offering Circular so that the information contained in the Offering Circular complies with the requirements of Rule 144A of the Act, (ii) to amend or supplement the Offering Circular when necessary to reflect any material changes in the information provided therein so that the Offering Circular will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Circular is so delivered, not misleading, and (iii) to provide the Initial Purchasers with copies of each such amended or supplemented Offering Circular, as the Initial Purchasers may reasonably request.

     Following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Notes are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Notes, (i) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Act, (ii) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading, and (iii) to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

     The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering circular, registration statement, prospectus, amendment or supplement referred to in this Section 5(e).

     (f) To (i) cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification of the Series A Notes for offer and sale by the Initial Purchasers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request, (ii) continue such qualification in effect so long as required for Exempt Resales of the Series A Notes and (iii) file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) So long as any of the Notes are outstanding, to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, during the period of three years following the date of this Agreement, to deliver to the Initial Purchasers, promptly upon their

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becoming available, (i) copies of all current, regular and periodic reports filed by the Company with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) copies of each report or other publicly available information of the Company mailed to the holders of Notes and such other publicly available information concerning the Company and its subsidiaries as the Initial Purchasers may request.

     (h) To use the proceeds from the sale of the Series A Notes in the manner specified in the Offering Documents (and any amendments or supplements thereto) under the caption "Use of Proceeds."

     (i) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of the Notes.

     (j) Except as otherwise agreed to by the parties hereto, to pay all costs, expenses, fees and taxes incident to:

          (1) the preparation, printing and distribution of the Offering Documents (including financial statements and exhibits) and all amendments and supplements to any of them;

          (2) the printing and delivery of the Operative Documents, the Series A Notes, the preliminary and supplemental Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including, in each case, any disbursements of counsel to the Initial Purchasers relating to such printing and delivery);

          (3) the issuance and delivery by the Issuers of the Series A Notes and the Guarantees;

          (4) the registration or qualification of the Series A Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states (including, in each case, the fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification and memoranda relating thereto);

          (5) furnishing such copies of the Offering Documents (including all documents incorporated by reference therein) and all amendments and supplements thereto as may be reasonably requested for use in connection with the Exempt Resales;

          (6)  the rating of the Series A Notes by rating agencies, if any;

          (7) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL");

          (8) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Series A Notes by DTC for "book-entry" transfer; and

          (9) the performance by the Issuers of their other obligations under this Agreement.

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     (k)  If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than a default by the Initial Purchasers) or, if for any reason the Issuers shall be unable or unwilling to perform their obligations hereunder, the Issuers shall, except as otherwise agreed by the parties hereto, reimburse the Initial Purchasers for the fees and expenses to be paid or reimbursed pursuant to Section 5(j) above, and reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Initial Purchasers) incurred by the Initial Purchasers in connection with the transactions contemplated by this Agreement.

     (l) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Documents.

     (m) Not to distribute prior to the Closing Date any offering material in connection with the Offering other than the Offering Documents.

     (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of Series A Notes.

     (o) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Eligible Purchaser or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

     (p) To comply with their agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Series A Notes by DTC for "book-entry" transfer.

     (q) To cause the Registered Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

     (r) To use their best efforts to effect the inclusion of the Series A Notes in PORTAL.

     (s) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the issuance of the Guarantees.

     (t) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (other than the Series B Notes) that are substantially similar to the Notes including, without limitation, any securities that are convertible into or exchangeable for, or that represent the right to receive, Notes or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Initial Purchasers.

     (u) Not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except such advertisements that include the statements required by Regulation S.

     (v) The Company and its affiliates and all persons acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the Offering of the Series A Notes outside the United States and, in connection therewith, the Offering Circular will contain the disclosure required by Rule 902(h).

     (w) The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

     6. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. The Issuers, jointly and severally, represent and warrant to each Initial Purchaser that (for purposes of this Section 6, references to the "Company" shall be deemed to refer to the Company after giving pro forma effect to the Transactions):

     (a) The Offering Documents have been prepared in connection with the Exempt Resales. The Preliminary Offering Circular as of its date did not, and the Offering Circular as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Offering Documents (or any amendment or supplement thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. No stop order preventing the use of the any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, have been issued.

     (b) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to carry on its business as it is currently being and is proposed to be conducted and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires or will require such qualification, except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the condition (financial or other), business, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive or similar rights. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), other than pursuant to the Credit Agreement. Each of the Issuers has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents and, in the case of the Company, to issue, sell and deliver the Series A Notes to the Initial Purchasers.

     (c) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (d) The execution, delivery and performance of the Operative Documents by each of the Issuers, compliance by each of the Issuers with the provisions of the Operative Documents and the Series A Notes, and the consummation of the transactions contemplated by the Operative Documents and the Series A Notes do not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (iii) any law or administrative regulation applicable to the Company or any of its subsidiaries or any of their respective assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is now a party or to which the Company or any of its subsidiaries or their respective properties may be subject, except, in the case of clauses (ii) and (iii), for any such conflict, breach, default or imposition of a lien that would not be reasonably likely to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) that has not been made or obtained is required for the execution, delivery and performance of the Operative Documents and the valid issuance and sale of the Series A Notes. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents and the Offering Documents, except (i) such consents and waivers as have been or, prior to the Closing Date, will be obtained and (ii) where the failure to obtain such consents or waivers would not reasonably be likely to have a Material Adverse Effect.

     (e) This Agreement has been duly authorized and validly executed and delivered by each of the Issuers and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

     (f) Each of the Issuers has duly authorized the Indenture, and when each of the Issuers has duly executed and delivered it (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be a legally valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (g) The Company has duly authorized the Series A Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Series A Notes will conform to the description thereof in the Offering Circular, and will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (h) Each of the Guarantors has duly authorized its Guarantee to be endorsed on the Series A Notes and, when executed and delivered in accordance with the terms of the Indenture and when the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Guarantees will conform to the description thereof in the Offering Circular, and will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (i)  The Company has duly authorized the Series B Notes.

     (j) Each of the Guarantors has duly authorized its Guarantee of the Series B Notes.

     (k) Each of the Issuers has duly authorized the Registration Rights Agreement, and when each of the Issuers has executed and delivered it (assuming the due execution and delivery thereof by the Initial Purchasers), the Registration Rights Agreement will be a legally valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

     (l) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any Issuer, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of any Issuer, proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Offering Circular and that is not so disclosed, (B) would be reasonably likely to have a Material Adverse

Effect, (C) would interfere with or adversely affect the issuance of the Series A Notes or the consummation of the Transactions or (D) in any manner draw into question the validity of the Operative Documents or the Series A Notes.

     (m) No holder of any security of any Issuer has any right to require registration of any security of any Issuer, other than pursuant to the Stockholders Agreement dated as of August 16, 1995 (the "STOCKHOLDERS AGREEMENT") and the Registration Rights Agreement.

     (n) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of any Issuer, is any material dispute threatened which, if such dispute were to occur, would be reasonably likely to have a Material Adverse Effect.

     (o) Neither the Company nor any of its subsidiaries has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, either singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     (p) Except as set forth in the Offering Circular, the Company and each of its subsidiaries is in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.
The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Offering Circular, there is, to the knowledge of any Issuer, no alleged or potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on, or resulting from (1) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by the Company or any of its subsidiaries or at any location currently or previously used or leased by the Company or any of its subsidiaries, or (2) any violation or alleged violation of any Environmental Law, except, in each case, with respect to clause (1) and (2), alleged or potential liabilities that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     (q) The Company and each of its subsidiaries owns or possesses the pate nts, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently or proposed to be employed by it in connection with the businesses now or proposed to be operated by it, except where the failure to own or possess such Intellectual Property would not, either singly or in the aggregate, be reasonably likely to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice that its use of any

Intellectual Property allegedly infringes upon, or conflicts with, rights asserted by others, except for such instances that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect if an unfavorable decision, judgment, ruling or finding is rendered against the Company or any of its subsidiaries.

     (r) All income tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, without limitation, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided, or (ii) currently payable without penalty or interest.

     (s) Except as set forth in the Offering Circular or that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its subsidiaries has (A) such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own, lease and operate its respective properties and to conduct its business as presently conducted, and (B) fulfilled and performed all of its material obligations with respect to the Permits, and (ii) no event has occurred that would allow, or after notice or lapse of time would allow, revocation or termination of any Permit or that would result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

     (t) Except as set forth in the Offering Circular or that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Circular as being owned by it, (ii) each lease to which the Company or any of its subsidiaries is a party is valid and binding and no default has occurred or is continuing thereunder and (iii) the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.

     (u) The Company and each of its subsidiaries maintains adequate insurance for its businesses and the value of its properties (including, without limitation, public liability insurance, third party property damage insurance and replacement value insurance), and all such insurance is outstanding and in force as of the date hereof.

     (v) The historical financial statements, together with related schedules and notes forming part of the Offering Documents (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Documents at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Offering Documents. The pro forma financial statements, together with related notes forming part of the Offering Documents (and any amendment or supplement thereto), are, in all material respects, accurately presented and prepared in good faith on the basis of the assumptions described therein, and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (w) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

     (x) Subsequent to the dates for which information is given in the Offering Documents and up to the Closing Date, unless set forth in the Offering Circular:
(1) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any material transactions not in the ordinary course of business; (2) there has not been any decrease in the capital stock of the Company or any of its subsidiaries or any increase in long-term indebtedness to meet working capital requirements or any material increase in short-term indebtedness of the Company or any of its subsidiaries or any payment of or declaration to pay any dividends or any other distribution with respect to the Company's or any of its subsidiaries' capital stock, as the case may be; and (3) there has not been any event or series of events that would be reasonably likely to have a Material Adverse Effect.

     (y) Prior to and after the issuance of the Series A Notes, (i) the present fair salable value of the assets of the Company and its subsidiaries exceeded and will exceed the amount that will be required to be paid on, or in respect of, the debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries as they become absolute and matured, (ii) the assets of the Company and its subsidiaries do not constitute and will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, and (iii) the Company and its subsidiaries do not intend to, or believe that they will, incur debts or other liabilities beyond their ability to pay such debts and liabilities as they mature. None of the Issuers intends to permit any of its subsidiaries to incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature.

     (z) None of the Issuers or any agent thereof acting on its behalf has taken or will take any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case, as in effect now or as the same may hereafter be in effect on the Closing Date.

     (aa) None of the Issuers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (bb) KPMG Peat Marwick LLP are independent public accountants with respect to the Company as required by the Act.

     (cc) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

     (dd) Each of the Preliminary Offering Circular and the Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

     (ee) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

     (ff) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     (gg) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 7 hereof are true, (ii) that the representations of the Accredited Investors set forth in the certificates of such Accredited Investors in the form set forth in Annex A to the Offering Circular are true, (iii) compliance by the Initial Purchasers with their covenants set forth in Section 7 hereof and (iv) that each of the Eligible Purchasers is a QIB or an Accredited Investor or is a non-U.S. Person, the purchase and resale of the Series A Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising was or will be used by any Issuer or any of its representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of the Series A Notes, including, without limitation, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by any Issuer within the six-month period immediately prior to the date hereof. Neither the Issuers nor any of their affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

     (hh) The execution and delivery of this Agreement and the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code. The representation made by the Issuers in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the section entitled "Notice to Investors."

     7. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants to the Issuers as follows:

     (a) Such Initial Purchaser is either a QIB or an Accredited Investor, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

     (b) Such Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction, (ii) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Documents and in offshore transactions in reliance upon Regulation S under the Act.

     (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (d) Such Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers. Such Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from, Eligible Purchasers who in purchasing such Series A Notes will be deemed to have represented and agreed that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred, only (A) (I) inside the United States to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Act, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (B) to the Company or (C) pursuant to an effective registration statement under the Act, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (3) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (2) above. Accordingly, each Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Notes, and it, its affiliates and all persons acting on its or their behalf have complied and will compl y with the offering restrictions requirements of Regulation S.

     (e) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

     (f) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     (g) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

     (h) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

     "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution by the Initial Purchasers at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by the Initial Purchasers of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (i) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

          (j) Such Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (k) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          (l) Such Initial Purchaser also understands that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant hereto, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

     Terms used in this Section 7 that have meanings assigned to them in Regulation S are used herein as so defined.

     8.   INDEMNIFICATION.

     (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls either Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use therein; provided that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Circular shall not inure to the benefit of an Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or judgment arising from the sale of the Series A Notes by such Initial Purchaser to any person if a copy of the Offering Circular shall not have been delivered or sent to such person, at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Circular was corrected in the Offering Circular, provided that the Company has delivered the Offering Circular to the Initial Purchasers in requisite quantity on a timely basis to permit such delivery or sending; and provided further that the foregoing exception shall not affect the indemnity with respect to any other Initial Purchaser not otherwise subject to such exception.

     (b) In case any action shall be brought against either Initial Purchaser or any person controlling such Initial Purchaser, based upon any Offering Document or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuers, such Initial Purchaser shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Either Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Issuers have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Initial Purchaser or such controlling person and the Issuers, and such Initial Purchaser or such controlling person shall have been advised by such counsel in writing that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of such Initial Purchaser or such controlling person, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Initial Purchasers and controlling persons, which firm shall be designated in writing by Jefferies, and that all such fees and expenses shall be reimbursed as they are incurred). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (c) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors and officers, and any person controlling them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the "ISSUER INDEMNIFIED PARTIES"), to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Offering Documents. In case any action shall be brought against any Issuer Indemnified Party in respect of which indemnity may be sought against an Initial Purchaser, such Initial Purchaser shall have the rights and duties given to the Issuers (except that if the Issuers shall have assumed the defense thereof, such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), and the Issuer Indemnified Parties shall have the rights and duties given to such Initial Purchaser by Section 8(b) hereof.

     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Initial Purchasers shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Series A Notes, in each case, as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuers and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions received by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

     (e) The Issuers hereby designate The Jordan Company, 9 West 57th Street, New York, New York 10019, as their authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Initial Purchaser or person controlling such Initial Purchaser asserting a claim for indemnification or contribution under or pursuant to this Section 8, and the Issuers will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Issuers, at the address for notices specified in Section 11(a) hereof.

     (f) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

     9. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Issuers shall have performed or complied with all of the agreements and satisfied all conditions to be performed, complied with or satisfied by them under this Agreement on or prior to the Closing Date.

     (b) (i) The Offering Circular shall have been printed and copies distributed to the Initial Purchasers not later than 9:00 a.m., New York City time, on the second business day following the date of this Agreement, or at such later date and time as the Initial Purchasers may approve in writing; (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Notes; and (iii) at the Closing Date, (A) no stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Series A Notes for sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f) hereof shall have been issued and (B) no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of any Issuer, be contemplated.

     (c) (1) Since the date of the latest balance sheet included in the Offering Documents, there shall not have been any event that had a Material Adverse Effect, or any development involving a prospective change that would be reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) since the date of the latest balance sheet included in the Offering Documents, there has not been any change, or any development involving a prospective change, in the capital stock or in the long-term debt of the Company and its subsidiaries from that set forth in the Offering Documents (other than as a result of the Transactions); (3) the Company and its subsidiaries shall have no material liability or obligation, direct or contingent, other than those reflected in the Offering Circular; and
(4) on the Closing Date, the Initial Purchasers shall have received certificates dated the Closing Date, signed on behalf of each Issuer by the President and Chief Financial Officer of each such Issuer, confirming all matters set forth in Sections 9(a), (b) and (c) hereof.

     (d) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers) dated the Closing Date, of Mayer, Brown & Platt, counsel for the Issuers, to the effect that:

          (1) Each of the Issuers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties, and, to such counsel's knowledge, is duly qualified and is in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

          (2) All of the outstanding capital stock of the Company and each of its domestic subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and is not subject to preemptive or similar rights;

          (3) Each Issuer has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents and to issue, sell and deliver the Series A Notes to the Initial Purchasers to be sold by the Initial Purchasers pursuant hereto;

          (4) No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) which has not been made or obtained is required for the execution, delivery and performance of the Operative Documents and the valid issuance and sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or the offering of the Series A Notes as contemplated by the Offering Circular, except where the failure to obtain any such consents or waivers, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or adversely affect the Company's ability to consummate the Transactions;

          (5) To such counsel's knowledge, no consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Documents other than such consents and waivers as have been or will be obtained;

          (6) (A) None of the Company or any of its domestic subsidiaries is in violation of its charter or bylaws, and (B) to such counsel's knowledge, none of the Company or any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company or any of its subsidiaries, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their property is bound, except (x) in the case of clause
     (B), for such consents or
     waivers which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or adversely affect the Company's ability to consummate the Transactions and (y) as will be obtained concurrently with the consummation of the Transactions;

          (7) The execution, delivery and performance of the Operative Documents by each of the Issuers, compliance by each of the Issuers with the provisions thereof and the Series A Notes, and the consummation of the transactions contemplated hereby and thereby does not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of the Company or any of its domestic subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their property is bound, or (3) to such counsel's knowledge, any domestic law or administrative regulation applicable to the Company or any of its subsidiaries or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is now a party or to which the Company or any of its subsidiaries or any of their property may be subject, except, in the case of clause (2), as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or adversely affect the Company's ability to consummate the Transactions;

          (8) This Agreement has been duly authorized and validly executed by each of the Issuers and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally,
     (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution;

          (9) Each of the Issuers has duly authorized, executed and delivered the Indenture, and (assuming due authorization, execution and delivery thereof by the Trustee) the Indenture is a legally valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be
     (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (10) The Company has duly authorized the Series A Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Series A Notes will conform to the description thereof in the Offering Circular, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (11) Each of the Guarantors has duly authorized its Guarantee to be endorsed on the Series A Notes and, when executed and delivered in accordance with the terms of the Indenture and when the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Guarantees will conform to the description thereof in the Offering Circular, and will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (12) The Company has duly authorized the Series B Notes;

          (13) Each of the Guarantors has duly authorized its Guarantee of the Series B Notes;

          (14) Each of the Issuers has duly authorized, executed and delivered the Registration Rights Agreement, and (assuming the due execution and delivery thereof by the Initial Purchasers) the Registration Rights Agreement is a legally valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution;

          (15) To such counsel's knowledge, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental body, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction applicable to the Company or any of its subsidiaries has been issued that, in the case of clauses (i), (ii) and (iii) above, (a) is required to be disclosed in the Offering Circular and that is not so disclosed, (b) would interfere with or adversely affect the issuance of the Series A Notes or the consummation of the Transactions, or (c) would reasonably be likely to invalidate any provision or the validity of the Operative Documents or the Series A Notes;

          (16) To such counsel's knowledge, no holder of any security of any Issuer has any right to require registration of any of such Issuer's securities, other than pursuant to the Stockholders Agreement and the Registration Rights Agreement;

          (17) The statements under the captions "Certain Transactions," "Description of Certain Indebtedness," and "Certain Tax Considerations" in the Offering Circular, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are correct in all material respects;

          (18) None of the Issuers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (19) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of any Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

          (20) The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Registered Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement;

          (21) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales (assuming (i) that the Eligible Purchasers who buy the Series A Notes in the Exempt Resales are QIBs or Accredited Investors or non-U.S. Persons, (ii) the accuracy of, and compliance with, the representations of the Initial Purchasers and those of the Issuers contained in Sections 6 and 7 hereof and (iii) the accuracy of the representations made by each Accredited Investor who purchases Series A Notes pursuant to an Exempt Resale as set forth in the letters of representation executed by such Accredited Investors in the form of Annex A to the Offering Circular).

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and counsel for the Initial Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed, and, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, and have not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Offering Circular, as of its date or as of the Closing Date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial and statistical data included in the Offering Circular or incorporated therein.

     (e) The Initial Purchasers shall have received copies, addressed to the Initial Purchasers, of each opinion of counsel to the Company delivered in connection with the Transactions, including, without limitation, in connection with the Acquisitions and the Credit Agreement.

     (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, in form and substance satisfactory to the Initial Purchasers, and the Company shall have provided Latham & Watkins such papers and information as it requests to enable it to pass upon the matters contained in such opinion.

     (g) The Initial Purchasers shall have received letters from KPMG Peat Marwick, LLP, independent public accountants, on the date hereof and on the Closing Date, in form and substance satisfactory to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Offering Circular.

     (h) All Transaction Documents shall have been entered into by the parties thereto, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. Each material condition to the closing contemplated by the Transaction Documents (other than the Crystaloid Agreement) shall have been satisfied or, with the Initial Purchasers' specific approval, waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no condition of which any Issuer has knowledge that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Transaction Documents. Prior to, or simultaneously with, the closing of the Offering, each of the Transactions (other than the Crystaloid Acquisition) pursuant to the terms of the Transaction Documents (other than the Crystaloid Agreement) shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Documents, and the Initial Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence satisfactory to the Initial Purchasers of the consummation thereof.

     (i) Each of the Issuers shall have entered into each of the Operative Documents to which it is a party on or prior to the Closing Date.

     (j) The Issuers shall have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by the Issuers on or prior to the Closing Date.

     10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective at the time that the Issuers and the Initial Purchasers execute this Agreement.

     The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

     (a) since the respective dates as of which information is given in the Offering Documents, any adverse change or development involving a prospective adverse change, whether or not arising in the ordinary course of business, which would, in the Initial Purchasers' judgment, make it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Documents;

     (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in the Initial Purchasers' judgment, make it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Documents;

     (c) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange;

     (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the Initial Purchasers' opinion, causes or could cause a Material Adverse Effect;

     (e) the declaration of a banking moratorium by either federal or New York State authorities;

     (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the Initial Purchasers' opinion, has a material adverse effect on the financial markets in the United States; or

     (g) any of the Company's securities shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided that, in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of the Initial Purchasers, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes or materially impair the investment quality of the Series A Notes.

     If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the
Company.   In any such case which does not result in termination of this
Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Circular or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

     11.  MISCELLANEOUS.

     (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, The Jordan Company, 9 West 57th Street, 40th Floor, New York, New York 10019, Attention: A. Richard Caputo, Jr. and (ii) if to the Initial Purchasers, c/o Jefferies & Company, Inc., 11100

Santa Monica Boulevard, Los Angeles, California 90025, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any such person, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

     (c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from any of the several Initial Purchasers merely because of such purchase.

     (d) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York without reference to its choice of law provisions.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                       [SIGNATURE PAGE IS THE NEXT PAGE]

          Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchasers.

                              Very truly yours,

                              Jackson Products, Inc.


                              By:      /s/ Christopher T. Paule
                                    ----------------------------------
                                    Name:  Christopher T. Paule
                                    Title: Vice President


                              Jackson Acquisition, Inc.


                              By:      /s/ Christopher T. Paule
                                    ----------------------------------
                                    Name:  Christopher T. Paule
                                    Title: Vice President


                              Crystaloid Technologies, Inc.


                              By:      /s/ Christopher T. Paule
                                    ----------------------------------
                                    Name:  Christopher T. Paule
                                    Title: Vice President


                              OSD Envizion, Inc.


                              By:      /s/ Christopher T. Paule
                                    ----------------------------------
                                    Name:  Christopher T. Paule
                                    Title: Vice President


                              Flex-O-Lite, Inc.


                              By:      /s/ Christopher T. Paule
                                    ----------------------------------
                                    Name:  Christopher T. Paule
                                    Title: Vice President

Jefferies & Company, Inc.


By:     /s/ Andrew Booth
     -------------------------------
     Name:  Andrew Booth
     Title: Vice President


Goldman, Sachs & Co.


By:     /s/ Goldman, Sachs & Co.
     -------------------------------
          (Goldman, Sachs & Co.)

                                  SCHEDULE I
                                  ----------

                                                         PRINCIPAL AMOUNT
                                                        OF SERIES A NOTES
INITIAL PURCHASER                                        TO BE PURCHASED
-----------------                                        ---------------
Jefferies & Company, Inc. ............................    $ 80,500,000

Goldman, Sachs & Co.. ................................      34,500,000
                                                          ------------
                                                          $115,000,000
                                                          ============